Exhibit 99.1

FOR IMMEDIATE RELEASE

Comscore Reports First Quarter 2021 Results
Recapitalization Transaction Adds Key Strategic Partners and Strengthens Balance Sheet
First Quarterly Year-Over-Year Revenue Increase Since 2018
Expanded Partnership for Addressable Advertising
RESTON, Va., May 6, 2021 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended March 31, 2021.
First Quarter 2021 Financial Highlights
•Revenue for the first quarter was $90.3 million compared to $89.5 million in the prior-year quarter
•Net loss of $36.4 million compared to a net loss of $13.2 million in the prior-year period; current period includes a $15.3 million non-cash charge related to the recapitalization transaction and prior year includes a $4.7 million non-cash impairment charge on certain property leases
•Adjusted EBITDA of $5.6 million compared to $6.4 million in the prior-year quarter
•Repayment of $217.0 million of debt and issuance of $204.0 million in convertible preferred stock
Recent Key Renewals, Partnerships and New Business Developments
•Syndicated Digital – New agreements with Den of Geek, Atlas Obscura, Shinez, LATV, Pew Internet and others
•National TV – Secured long-term renewals with NBCUniversal and ViacomCBS and new agreements with The Filipino Channel and Lightquest's Victory Channel
•Local TV – New agreements with Sun Broadcasting, Fort Myers Broadcasting, and several others. Renewed agreements with TVB, CoxReps, Katz Television, KDOC Los Angeles, Quincy Media, Sagamore Hill Broadcasting and Independence television
•VOD – New agreement with DECAL
•Expanded partnership with DISH Media and Sling
•Received video viewability accreditation from Media Rating Council for integrated third-party measurement on Facebook and Instagram
•Expanded Comscore's cookieless audience targeting solution, Predictive Audiences, with new partnerships with AdSquare and Retargetly
"Completing our investment this quarter with Charter, Qurate and Cerberus was a critical strategic step for Comscore. This transaction gave us access to expanded rights with our data sets and created additional momentum behind our efforts to shift the media and advertising industry to census-based measurement at a time that the industry needs Comscore more than ever. Combined with the financial flexibility and liquidity created by the transaction, we are now positioned to reestablish revenue growth across our business," said Bill Livek, CEO and Executive Vice Chairman of Comscore. "This quarter we saw improvement in many areas of our business, and with movie theaters beginning to reopen, we expect to see a healthy rebound over the coming quarters in that vertical. We signed new contracts and partnerships with industry leaders and are seeing customer excitement and momentum in many of our products. As a result, we remain confident in our ability to grow revenue as the year progresses."
First Quarter Summary Results
Revenue in the first quarter of 2021 was $90.3 million, up from $89.5 million in the year-ago quarter, with growth from increases in TV, cross-platform services, custom marketing solutions and Activation offset by lower movie and syndicated digital revenue. This marks the first quarterly year-over-year revenue increase since the fourth quarter of 2018.
Ratings and Planning revenue was $65.8 million in the first quarter of 2021, compared to $63.5 million in the year-ago quarter. The increase was the result of higher TV revenue and services related to our international cross platform offering, offset by syndicated digital and Validated Campaign Essentials products. TV continued to experience higher revenue compared to the prior year from new partnerships and increased agency use, and from delivering TV data as part of an expanded relationship with an enterprise customer. We also recorded $2.4 million in revenue in the current period for certain cross platform services delivered in Europe related to the renewal of a multi-year agreement. Syndicated digital revenue was lower compared to the first quarter of 2020 primarily from reductions in our international business, while Validated Campaign Essentials experienced lower volumes in the current quarter compared to the prior year.
Analytics and Optimization revenue was $17.7 million in the first quarter of 2021, compared to $15.5 million in the year-ago quarter. The increase related to higher deliveries of custom solutions and Activation, which experienced double-digit year-over-year growth as we continued to bring new solutions to market.
Movies Reporting and Analytics revenue was $6.8 million in the first quarter of 2021, compared to $10.5 million in the year-ago quarter, as revenue continued to be impacted by theater closures. While we expect theater closures to continue affecting Movies revenue in 2021, revenue should improve through the year as major theater chains reopen across the U.S. and abroad.
Expenses from cost of revenues, sales and marketing, research and development, and general and administrative were $95.4 million compared to $90.7 million in the year-ago quarter. The increase relates primarily to higher data costs and stock-based compensation expense, as well as the fulfillment cost of the multi-year European contract renewal discussed above. These increases were offset by lower facility costs, professional fees and other general operating expenses.
Net loss for the first quarter of 2021 was $36.4 million compared to a net loss of $13.2 million reported in the year-ago quarter. Included in net loss for the first quarter of 2021 was a $15.3 million non-cash charge we took upon closing of the transaction composed of (i) $9.6 million related to the extinguishment of debt and associated derivatives and the issuance of 3.15 million conversion shares to affiliates of Starboard Value LP, and (ii) $5.7 million related to a change in fair value from the antidilution adjustment to our Series A warrant exercise price. Included in net loss for the first quarter of 2020 was a $4.7 million non-cash impairment charge on certain property leases. Loss per share attributable to common shares was $(0.49), compared to a loss per share attributable to common shares of $(0.19) in the year-ago quarter.
For the first quarter of 2021, non-GAAP adjusted EBITDA was $5.6 million, compared to $6.4 million in the year-ago quarter. The decrease in the first quarter of 2021 compared to the prior-year quarter relates primarily to higher data costs associated with our new commercial agreements. Adjusted EBITDA excludes stock-based compensation expense, impairment charges, change in fair value of financing derivatives and warrants liability, debt extinguishment costs, and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of March 31, 2021, cash, cash equivalents and restricted cash totaled $33.9 million, including $4.8 million in restricted cash. Total debt principal as of March 31, 2021 was $3.8 million. On May 5, 2021, we entered into a $25.0 million revolving credit facility to provide additional liquidity and financial flexibility.
2021 Outlook
Based on current trends and expectations, we continue to believe full-year 2021 revenue will increase between 3% and 5% over 2020, driven by growth in TV revenue, increased Activation, improvement in Movies and stabilization in syndicated digital. We also continue to expect an adjusted EBITDA margin of 6% to 8% for the full year 2021.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments for financing derivatives and warrants, variable interest expense, litigation and restructuring expense, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.
Conference Call Information for Today, Thursday, May 6 at 5:00 p.m. ET
Management will provide commentary on the company's results in a conference call on Thursday, May 6, at 5:00 p.m. ET. To access this call, dial +1 844-229-7593 (U.S. and Canada) or +1 314-888-4258 (international) and reference Conference ID # 6477866. Participants are advised to dial in at least 15 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the company's website at ir.comscore.com/events-presentations.

Following the conference call, a replay will be available by dialing +1 855-859-2056 (U.S. and Canada) or +1 404-537-3406 (international) with Conference ID #6477866. The replay will also be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for 2021, the continued impact of the Covid-19 pandemic on our business, new contracts and partnerships, evolving industry trends, product development and innovation, and the impact of our strategic investment transaction and revolving credit facility on our business and liquidity. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions; evolving privacy and regulatory standards; the continuing impact of the Covid-19 pandemic and related government mandates; and our ability to achieve our expected strategic, and financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein adjusted EBITDA and non-GAAP net income (loss), which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net income (loss). These reconciliations should be carefully evaluated.
Press
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com

Investors
Robert Winters or Jackie Marcus
Alpha IR Group
312-445-2870
SCOR@alpha-ir.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	As of	As of
	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,075	$31,126
Restricted cash	4,797	19,615
Accounts receivable, net of allowances of $1,711 and $2,757, respectively	61,540	69,379
Prepaid expenses and other current assets	12,048	16,910
Total current assets	107,460	137,030
Property and equipment, net	30,286	30,973
Operating right-of-use assets	30,656	28,959
Goodwill	417,339	418,327
Intangible assets, net	45,901	52,340
Deferred tax assets	2,787	2,741
Other non-current assets	9,207	7,600
Total assets	$643,636	$677,970
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$36,843	$36,640
Accrued expenses	50,674	48,380
Contract liability	54,472	58,529
Customer advances	14,567	12,477
Warrants liability	12,832	2,831
Current operating lease liabilities	6,551	7,024
Secured term note	—	12,644
Other current liabilities	5,248	5,750
Total current liabilities	181,187	184,275
Non-current operating lease liabilities	38,212	36,127
Non-current contract liabilities	3,936	4,156
Deferred tax liabilities	1,331	627
Senior secured convertible notes	—	192,895
Financing derivatives	—	11,300
Other non-current liabilities	12,379	19,600
Total liabilities	237,045	448,980
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 82,527,609 and zero shares authorized, issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $204,935 as of March 31, 2021	188,183	—
Stockholders' equity:
Preferred stock, $0.001 par value; 7,472,391 and 5,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; no shares issued or outstanding as of March 31, 2021 or December 31, 2020	—	—
Common stock, $0.001 par value; 275,000,000 and 150,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 87,450,943 shares issued and 80,686,147 shares outstanding as of March 31, 2021, and 79,703,342 shares issued and 72,938,546 shares outstanding as of December 31, 2020	81	73
Additional paid-in capital	1,650,837	1,621,986
Accumulated other comprehensive loss	(9,181)	(7,030)
Accumulated deficit	(1,193,345)	(1,156,055)
Treasury stock, at cost, 6,764,796 shares as of March 31, 2021 and December 31, 2020	(229,984)	(229,984)
Total stockholders' equity	218,408	228,990
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$643,636	$677,970

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$90,330	$89,528

Cost of revenues (1) (2)	52,702	45,798
Selling and marketing (1) (2)	17,827	19,213
Research and development (1) (2)	10,353	10,136
General and administrative (1) (2)	14,468	15,543
Amortization of intangible assets	6,439	6,918
Impairment of right-of-use and long-lived assets	—	4,671
Total expenses from operations	101,789	102,279
Loss from operations	(11,459)	(12,751)
Loss on extinguishment of debt	(9,629)	—
Other (expense) income, net	(8,274)	7,194
Interest expense, net	(7,045)	(8,846)
Gain from foreign currency transactions	1,074	804
Loss before income taxes	(35,333)	(13,599)
Income tax (provision) benefit	(1,022)	415
Net loss	$(36,355)	$(13,184)
Net loss available to common stockholders:
Net loss	$(36,355)	$(13,184)
Convertible redeemable preferred stock dividends accrued but not yet paid	(935)	—
Total net loss available to common stockholders	$(37,290)	$(13,184)
Net loss per common share:
Basic and diluted	$(0.49)	$(0.19)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	76,147,342	70,127,939
Comprehensive loss:
Net loss	$(36,355)	$(13,184)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(2,151)	(2,873)
Total comprehensive loss	$(38,506)	$(16,057)

(1) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended March 31,
	2021	2020
Cost of revenues	$855	$209
Selling and marketing	955	609
Research and development	642	56
General and administrative	2,485	1,784
Total stock-based compensation expense	$4,937	$2,658

(2) Excludes amortization of intangible assets, which is presented separately in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net loss	$(36,355)	$(13,184)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in fair value of warrants liability	10,001	(4,651)
Loss on extinguishment of debt	9,629	—
Amortization of intangible assets	6,439	6,918
Stock-based compensation expense	4,937	2,658
Non-cash interest expense on senior secured convertible notes	4,692	—
Depreciation	4,054	3,384
Accretion of debt discount	1,620	1,769
Non-cash operating lease expense	1,262	1,369
Deferred tax provision	638	42
Amortization expense of finance leases	443	390
Amortization of deferred financing costs	320	348
Change in fair value of financing derivatives	(1,800)	(2,387)
Impairment of right-of-use and long-lived assets	—	4,671
Other	120	492
Changes in operating assets and liabilities:
Accounts receivable	7,326	2,820
Prepaid expenses and other assets	3,119	(1,022)
Accounts payable, accrued expenses and other liabilities	4,970	(9,522)
Contract liabilities and customer advances	(2,085)	2,893
Operating lease liabilities	(1,442)	(1,769)
Net cash provided by (used in) operating activities	17,888	(4,781)

Investing activities:
Capitalized internal-use software costs	(3,535)	(3,872)
Purchases of property and equipment	(157)	(45)
Net cash used in investing activities	(3,692)	(3,917)

Financing activities:
Principal payment and extinguishment costs on senior secured convertible notes	(204,014)	—
Principal payment and extinguishment costs on secured term note	(14,031)	—
Principal payments on finance leases	(466)	(407)
Principal payments on software license arrangements	(112)	(77)
Payments for taxes related to net share settlement of equity awards	(37)	(65)
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	188,183	—
Net cash used in financing activities	(30,477)	(549)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(588)	(927)
Net decrease in cash, cash equivalents and restricted cash	(16,869)	(10,174)
Cash, cash equivalents and restricted cash at beginning of period	50,741	66,773
Cash, cash equivalents and restricted cash at end of period	$33,872	$56,599

	As of March 31,
	2021	2020
Cash and cash equivalents	$29,075	$36,927
Restricted cash	4,797	19,672
Total cash, cash equivalents and restricted cash	$33,872	$56,599

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended March 31,
(In thousands)	2021 (Unaudited)	2020 (Unaudited)
Net loss (GAAP)	$(36,355)	$(13,184)

Interest expense, net	7,045	8,846
Amortization of intangible assets	6,439	6,918
Depreciation	4,054	3,384
Income tax provision (benefit)	1,022	(415)
Amortization expense of finance leases	443	390
EBITDA	(17,352)	5,939

Adjustments:
Loss on extinguishment of debt	9,629	—
Stock-based compensation expense	4,937	2,658
Impairment of right-of-use and long-lived assets	—	4,671
Other expense (income), net (1)	8,351	(6,892)
Adjusted EBITDA	$5,565	$6,376
(1) Adjustments to other expense (income), net reflect non-cash changes in the fair value of financing derivatives and warrants liability included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
The following table presents a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended March 31,
(In thousands)	2021 (Unaudited)	2020 (Unaudited)
Net loss (GAAP)	$(36,355)	$(13,184)

Adjustments:
Loss on extinguishment of debt	9,629	—
Amortization of intangible assets	6,439	6,918
Stock-based compensation expense	4,937	2,658
Impairment of right-of-use and long-lived assets	—	4,671
Other expense (income), net (1)	8,351	(6,892)
Non-GAAP net loss	$(6,999)	$(5,829)
(1) Adjustments to other expense (income), net reflect non-cash changes in the fair value of financing derivatives and warrants liability included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.

Revenues
Revenues from our three offerings of products and services are as follows:

	Three Months Ended March 31,
(In thousands)	2021 (Unaudited)	% of Revenue	2020 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$65,806	72.9%	$63,521	71.0%	$2,285	3.6%
Analytics and Optimization	17,701	19.6%	15,501	17.3%	2,200	14.2%
Movies Reporting and Analytics	6,823	7.5%	10,506	11.7%	(3,683)	(35.1)%
Total revenues	$90,330	100.0%	$89,528	100.0%	$802	0.9%